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- - --------------------------------------------------------------------------------

                                                                  EXHIBIT 4.1


                              SOLECTRON CORPORATION

                                       TO

                       STATE STREET BANK AND TRUST COMPANY
                                     Trustee

                                    INDENTURE

                          Dated as of February 15, 1996








                          7 3/8% Senior Notes due 2006




- - --------------------------------------------------------------------------------
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS . . . . . . . . . . . . . . .  1

Section 1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Additonal Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Attributable Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Cedel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Consolidated Net Tangible Assets . . . . . . . . . . . . . . . . . . . . . .  3
Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
covenant defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Custodian. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Euroclear. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Exchange Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Foreign Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Global Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Initial Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Initial Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Initial Rating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Interest Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Issue Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
NAIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Note or Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Noteholder or holder . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Note register. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Offering Memorandum. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5


                                        i

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                                                                            PAGE
                                                                            ----

Officers' Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
PORTAL Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Predecessor Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Principal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
QIB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Registration Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . .  6
Regulation S . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Regulation S Global Note . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Resale Restriction Termination Date. . . . . . . . . . . . . . . . . . . . .  7
Responsible Officer. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Restricted Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Restricted Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Rule 144A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Rule 144A Global Note. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Rule 144(k). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Sale and Lease-Back Transaction. . . . . . . . . . . . . . . . . . . . . . .  7
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Special Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
U.S. Government Obligations. . . . . . . . . . . . . . . . . . . . . . . . .  8


                                   ARTICLE II
                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                              AND EXCHANGE OF NOTES. . . . . . . . . . . . .  9

Section 2.1   Designation, Amount and Issue of Notes . . . . . . . . . . . .  9
Section 2.2   Form of Notess . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 2.3   Date and Denomination of Notes; Payments of Interest . . . . . 10
Section 2.4   Execution of Notes . . . . . . . . . . . . . . . . . . . . . . 11
Section 2.5   Exchange and Registration of Transfer of Notes:
                Restrictions on Transfer: Depositary . . . . . . . . . . . . 12
Section 2.6   Mutilated, Destroyed, Lost or Stolen Notes . . . . . . . . . . 20
Section 2.7   Temporary Notes. . . . . . . . . . . . . . . . . . . . . . . . 21
Section 2.8   Cancellation of Notes Paid, Etc. . . . . . . . . . . . . . . . 21


                                       ii

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                                                                            PAGE
                                                                            ----

                                   ARTICLE III
                               REDEMPTION OF NOTES . . . . . . . . . . . . . 21

Section 3.1   Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . 21


                                   ARTICLE IV
                       PARTICULAR COVENANTS OF THE COMPANY . . . . . . . . . 22

Section 4.1   Payment of Principal and Interest. . . . . . . . . . . . . . . 22
Section 4.2   Maintenance of Office or Agency. . . . . . . . . . . . . . . . 22
Section 4.3   Appointments to Fill Vacancies in Trustee's Office . . . . . . 23
Section 4.4   Provisions as to Paying Agent. . . . . . . . . . . . . . . . . 23
Section 4.5   Corporate Existence. . . . . . . . . . . . . . . . . . . . . . 24
Section 4.6   Rule 144A Information Requirement. . . . . . . . . . . . . . . 24
Section 4.7   Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . 24
Section 4.8   Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . 25
Section 4.9   Limitations on Sale and Lease-Back Transactions. . . . . . . . 26
Section 4.10  Initial Rating from NAIC . . . . . . . . . . . . . . . . . . . 26
Section 4.11  Compliance Certificate . . . . . . . . . . . . . . . . . . . . 27


                                    ARTICLE V
                        NOTEHOLDERS' LISTS AND REPORTS BY
                           THE COMPANY AND THE TRUSTEE . . . . . . . . . . . 27

Section 5.1   Noteholders' Lists . . . . . . . . . . . . . . . . . . . . . . 27
Section 5.2   Preservation and Disclosure of Lists . . . . . . . . . . . . . 27
Section 5.3   Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . 28
Section 5.4   Reports by Company . . . . . . . . . . . . . . . . . . . . . . 28


                                   ARTICLE VI
                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                             ON AN EVENT OF DEFAULT. . . . . . . . . . . . . 28

Section 6.1   Events of Default. . . . . . . . . . . . . . . . . . . . . . . 28
Section 6.2   Payments of Notes on Default:  Suit Therefor . . . . . . . . . 31
Section 6.3   Application of Monies Collected by Trustee . . . . . . . . . . 32
Section 6.4   Proceedings by Noteholder. . . . . . . . . . . . . . . . . . . 33
Section 6.5   Proceedings by Trustee . . . . . . . . . . . . . . . . . . . . 34
Section 6.6   Remedies Cumulative and Continuing . . . . . . . . . . . . . . 34
Section 6.7   Direction of Proceedings and Waiver of Defaults
                by Majority of Noteholders . . . . . . . . . . . . . . . . . 34


                                       iii

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                                                                            PAGE
                                                                            ----

Section 6.8   Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . 35
Section 6.9   Undertaking to Pay Costs . . . . . . . . . . . . . . . . . . . 35


                                   ARTICLE VII
                             CONCERNING THE TRUSTEE. . . . . . . . . . . . . 36

Section 7.1   Duties and Responsibilities of Trustee . . . . . . . . . . . . 36
Section 7.2   Reliance on Documents, Opinions, Etc.  . . . . . . . . . . . . 37
Section 7.3   No Responsibility for Recitals, Etc. . . . . . . . . . . . . . 38
Section 7.4   Trustee, Paying Agents or Registrat May Own Notes. . . . . . . 38
Section 7.5   Monies to Be Held in Trust . . . . . . . . . . . . . . . . . . 38
Section 7.6   Compensation and Expenses of Trustee . . . . . . . . . . . . . 38
Section 7.7   Officers' Certificate as Evidence. . . . . . . . . . . . . . . 39
Section 7.8   Conflicting Interests of Trustee . . . . . . . . . . . . . . . 39
Section 7.9   Eligibility of Trustee . . . . . . . . . . . . . . . . . . . . 39
Section 7.10  Resignation or Removal of Trustee. . . . . . . . . . . . . . . 40
Section 7.11  Acceptance by Successor Trustee. . . . . . . . . . . . . . . . 41
Section 7.12  Succession by Merger, Etc. . . . . . . . . . . . . . . . . . . 42
Section 7.13  Limitation on Rights of Trustee as Creditor. . . . . . . . . . 42


                                  ARTICLE VIII
                            CONCERNING THE NOTEHOLDERS . . . . . . . . . . . 42

Section 8.1   Action by Noteholder . . . . . . . . . . . . . . . . . . . . . 42
Section 8.2   Proof of Execution by Noteholders. . . . . . . . . . . . . . . 43
Section 8.3   Who Are Deemed Absolute Owners . . . . . . . . . . . . . . . . 43
Section 8.4   Company-Owned Notes Disregarded. . . . . . . . . . . . . . . . 43
Section 8.5   Revocation of Consents: Future Holders Bound . . . . . . . . . 44


                                   ARTICLE IX
                              NOTEHOLDERS' MEETINGS. . . . . . . . . . . . . 44

Section 9.1   Purpose of Meetings. . . . . . . . . . . . . . . . . . . . . . 44
Section 9.2   Call of Meetings by Trustee. . . . . . . . . . . . . . . . . . 45
Section 9.3   Call of Meetings by Company or Noteholders . . . . . . . . . . 45
Section 9.4   Qualifications for Voting. . . . . . . . . . . . . . . . . . . 45
Section 9.5   Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . 45
Section 9.6   Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
Section 9.7   No Delay of Rights by Meeting. . . . . . . . . . . . . . . . . 46


                                       iv

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                                                                            PAGE
                                                                            ----

                                    ARTICLE X
                             SUPPLEMENTAL INDENTURES . . . . . . . . . . . . 47

Section 10.1  Supplemental Indentures Without Consent of Noteholders . . . . 47
Section 10.2  Supplemental Indentures with Consent of Noteholders. . . . . . 48
Section 10.3  Effect of Supplemental Indenture . . . . . . . . . . . . . . . 49
Section 10.4  Notation on Notes. . . . . . . . . . . . . . . . . . . . . . . 49
Section 10.5  Evidence of Compliance of Supplemental
                Indenture to Be Furnished Trustee. . . . . . . . . . . . . . 49


                                   ARTICLE XI
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE. . . . . . 50

Section 11.1  Company May Consolidate Etc. on Certain Terms. . . . . . . . . 50
Section 11.2  Successor Corporation to Be Substituted. . . . . . . . . . . . 50
Section 11.3  Opinion of Counsel to Be Given Trustee . . . . . . . . . . . . 51


                                   ARTICLE XII
                     SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . 51

Section 12.1  Discharge of Indenture . . . . . . . . . . . . . . . . . . . . 51
Section 12.2  Deposited Monies to Be Held in Trust by Trustee. . . . . . . . 52
Section 12.3  Paying Agent to Repay Monies Held. . . . . . . . . . . . . . . 52
Section 12.4  Return of Unclaimed Monies . . . . . . . . . . . . . . . . . . 52
Section 12.5  Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . 52


                                  ARTICLE XIII
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS. . . . . . . . . . . . . 53

Section 13.1  Indenture and Notes Solely Corporate Obligations . . . . . . . 53


                                   ARTICLE XIV
                       DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . . 53

Section 14.1  Company's Option to Effect Defeasance or Covenant Defeasance . 53
Section 14.2  Defeasance and Discharge . . . . . . . . . . . . . . . . . . . 53
Section 14.3  Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . . 54
Section 14.4  Conditions to Defeasance or Covenant Defeasance. . . . . . . . 54
Section 14.5  Deposited Money and U.S. Government Obligations
                to be Held in Trust; Other Miscellaneous Provisions. . . . . 55


                                        v

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                                                                            PAGE
                                                                            ----

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS . . . . . . . . . . . . 56

Section 15.1  Provisions Binding on Company's Successors . . . . . . . . . . 56
Section 15.2  Official Acts by Successor Corporation . . . . . . . . . . . . 56
Section 15.3  Addresses for Notices, Etc.. . . . . . . . . . . . . . . . . . 56
Section 15.4  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 57
Section 15.5  Evidence of Compliance with Conditions Precedent;
                Certificates to Trustee. . . . . . . . . . . . . . . . . . . 57
Section 15.6  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . 57
Section 15.7  Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . 58
Section 15.8  No Security Interest Created . . . . . . . . . . . . . . . . . 58
Section 15.9  Benefits of Indenture. . . . . . . . . . . . . . . . . . . . . 58
Section 15.10 Table of Contents, Headings, Etc.. . . . . . . . . . . . . . . 58
Section 15.11 Authenticating Agent . . . . . . . . . . . . . . . . . . . . . 58
Section 15.12 Execution in Counterparts. . . . . . . . . . . . . . . . . . . 59

     INDENTURE dated as of February 15, 1996, between Solectron Corporation, a California corporation (hereinafter sometimes called the "Company", as more fully set forth in Section 1.1), and State Street Bank and Trust Company, a Massachusetts trust company duly organized and existing under the laws of the State of Massachusetts, as trustee hereunder (hereinafter sometimes called the "Trustee", as more fully set forth in Section 1.1).

                              W I T N E S S E T H:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 7 3/8% Series A Senior Notes due 2006 (the "Series A Notes") and its 7 3/8% Series B Senior Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"), in an aggregate principal amount not to exceed $150,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment and a certificate of transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 DEFINITIONS. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

     ADDITIONAL INTEREST: The term "Additional Interest" shall have the meaning specified in Exhibit A.

     AFFILIATE: The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     ATTRIBUTABLE DEBT: The term "Attributable Debt" shall mean, with regard to a Sale and Lease-Back Transaction with respect to any property, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the rate of interest borne by the Notes) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

     BOARD OF DIRECTORS: The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     BUSINESS DAY: The term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York, San Jose, California or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

     CEDEL:  The term "Cedel" shall mean Cedel, S.A.

     COMMISSION: The term "Commission" shall mean the Securities and Exchange Commission.

     COMPANY: The term "Company" shall mean Solectron Corporation, a California corporation, and subject to the provisions of Article XI, shall include its successors and assigns.

     CONSOLIDATED NET TANGIBLE ASSETS: The term "Consolidated Net Tangible Assets" shall mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and current maturities of debt that has a scheduled maturity more than 12 months after the date of its creation and of obligations under capital leases, (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), to the extent included in said aggregate amount of assets and (c) appropriate adjustments on account of minority interests of other Persons holding stock of the Company's Subsidiaries, all as set forth on the most recent consolidated balance sheet of the Company and its subsidiaries and computed in accordance with generally accepted accounting principles.

     CORPORATE TRUST OFFICE: The term "Corporate Trust Office" or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 2 International Place, 4th Floor, Boston, Massachusetts 02110, Attention:
Corporate Trust Division (Solectron Corporation, 7 3/8% Senior Notes due 2006).

     COVENANT DEFEASANCE: The term "covenant defeasance" shall have the meaning specified in Section 14.3.

     CUSTODIAN: The term "Custodian" shall mean State Street Bank and Trust Company, as custodian with respect to the Notes in global form, or any successor entity thereto.

     DEFAULT: The term "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     DEFEASANCE:  The term "defeasance" shall have the meaning specified in
Section 14.2.

     DEPOSITARY: The term "Depositary" shall mean, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in
Section 2.5(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

     EUROCLEAR:  The term "Euroclear" shall mean the Euroclear System.

     EVENT OF DEFAULT: The term "Event of Default" shall mean any event specified in Section 6.1 (a), (b), (c), (d), (e), (f) or (g).

     EXCHANGE ACT: The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     EXCHANGE NOTES: The term "Exchange Notes" shall mean Series B Notes issued by the Company pursuant to the Exchange Offer.

     EXCHANGE OFFER: The term "Exchange Offer" shall mean the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

     FOREIGN PERSON: The term "Foreign Person" shall have the meaning specified in Section 2.5(b).

     GLOBAL NOTE:  The term "Global Note" shall have the meaning specified in
Section 2.5(d).

     INDENTURE: The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     INITIAL PURCHASERS: The term "Initial Purchasers" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Hambrecht & Quist LLC.

     INITIAL RATE: The term "Initial Rate" shall mean the interest rate of 7 3/8% borne by the Notes on the original date of issuance of the Series A Notes.

     INITIAL RATING: The term "Initial Rating" shall have the meaning specified in Exhibit A.

     INTEREST ADJUSTMENT DATE: The term "Interest Adjustment Date" shall have the meaning specified in Exhibit A.

     ISSUE DATE:  The term "Issue Date" shall mean February 29, 1996.

     MORTGAGE:  The term "mortgage" shall shall have the meaning specified in
Section 4.8.

     NAIC: The term "NAIC" shall mean the National Association of Insurance Commissioners.

     NOTE or NOTES: The terms "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

     NOTEHOLDER or HOLDER: The terms "Noteholder" or "holder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular Note is registered on the Note registrar's books.

     NOTE REGISTER: The term "Note register" shall have the meaning specified in Section 2.5.

     OFFERING MEMORANDUM: The term "Offering Memorandum" means that certain Offering Memorandum, dated February 26, 1996, of the Company used in connection with the offering of the Notes.

     OFFICERS' CERTIFICATE: The term "Officers' Certificate," when used with respect to the Company, shall mean a certificate signed by both (a) the President, the Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company.

     OPINION OF COUNSEL: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee.

     OUTSTANDING: The term "outstanding," when used with reference to Notes, shall, subject to the provisions of Section 8.4, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

          (b) Notes in exchange for, in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

     PERSON: The term "Person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

     PORTAL MARKET: The term "PORTAL Market" shall mean the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

     PREDECESSOR NOTE: The term "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

     PRINCIPAL PROPERTY: The term "Principal Property" shall mean the land, improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office of the Company, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which is (a) owned or leased by the Company or any Subsidiary, (b) is located within any of the present 50 states of the United States of America (or the District of Columbia), (c) has not been determined in good faith by the Board of Directors of the Company not to be of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole, and (d) has a book value on the date of which the determination is being made of in excess of 1% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date (including for purposes of such calculation the land, improvements, buildings and such fixtures comprising such office, plant or facility, as the case may be).

     QIB: The term "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

     REGISTRATION RIGHTS AGREEMENT: The term "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of February 26, 1996, between the Company and the Initial Purchasers.

     REGULATION S: The term "Regulation S" shall mean Regulation S as promulgated under the Securities Act.

     REGULATION S GLOBAL NOTE: The term "Regulation S Global Note" shall have the meaning specified in Section 2.5(d).

     RESALE RESTRICTION TERMINATION DATE: The term "Resale Restriction Termination Date" shall mean, with respect to any Note, the date which is three years after the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or of any predecessor Note).

     RESPONSIBLE OFFICER: The term "Responsible Officer," when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer its corporate trust matters.

     RESTRICTED NOTES:  The term "Restricted Notes" has the meaning specified in
Section 2.5.

     RESTRICTED SUBSIDIARY: The term "Restricted Subsidiary" shall mean any Subsidiary which owns any Principal Property; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary which is engaged primarily in financing receivables or which is otherwise engaged primarily in the finance business including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company and/or its Subsidiaries; provided, further, that the term "Restricted Subsidiary" shall not include any Subsidiary less than 80% of the voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or over the counter.

     RULE 144A: The term "Rule 144A" shall mean Rule 144A as promulgated under the Securities Act.

     RULE 144A GLOBAL NOTE: The term "Rule 144A Global Note" shall have the meaning specified in Section 2.5(d).

     RULE 144(K): The term "Rule 144(k)" shall mean Rule 144(k) as promulgated under the Securities Act.

     SALE AND LEASE-BACK TRANSACTION: The term "Sale and Lease-Back Transaction" shall mean any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

     SECURITIES ACT: The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     SPECIAL INTEREST: The term "Special Interest" shall have the meaning specified in Exhibit A.

     SUBSIDIARY:  The term "Subsidiary" shall mean, with respect to any person,
(i) any corporation of which more than 66-2/3% of the outstanding voting stock is at the time, and (ii) any partnership of which more than 66-2/3% of the equity capital or profit interest is at the time, owned, directly or indirectly, by the Company, by one or more other Subsidiaries or by the Company and one or more Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     TRUST INDENTURE ACT: The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; except as provided in Section 10.3; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     TRUSTEE: The term "Trustee" shall mean State Street Bank and Trust Company and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

     U.S. GOVERNMENT OBLIGATIONS: The term "U.S. Government Obligations" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a U.S. bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     The definitions of certain other terms are as specified in Section 2.5 and in the form of Note attached as Exhibit A hereto.

                                   ARTICLE II

                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                              AND EXCHANGE OF NOTES

     Section 2.1 DESIGNATION, AMOUNT AND ISSUE OF NOTES. The Notes shall be designated as "7 3/8% Senior Notes due 2006." The Notes shall not exceed the aggregate principal amount of $150,000,000 (except pursuant to Sections 2.5 and 2.6 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its (a) President, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

     All Notes which shall be issued and authenticated on the Issue Date shall be designated as the "7 3/8% Series A Senior Notes due 2006" of the Company. The Series B Notes shall be designated as the "7 3/8% Series B Senior Notes due 2006" of the Company and shall be identical in all material respects to the Series A Notes (except that the Series B Notes shall not (a) bear the legend set forth in Section 2.5(d) manifesting the transfer restrictions, (b) contain certain provisions relating to Special Interest and (c) bear the legend relating to the Registration Rights Agreement). The Series B Notes shall be originally issued only in exchange for the then outstanding Series A Notes tendered at the option of the holders thereof pursuant to the Exchange Offer or upon transfer of a Series A Note by the Initial Purchasers in accordance with the Registration Rights Agreement.

     Section 2.2 FORM OF NOTES. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.

     Any Note in global form shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Note in global form to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and interest on any
Note in global form shall be made to the holder of such Note.

     The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Section 2.3 DATE AND DENOMINATION OF NOTES; PAYMENTS OF INTEREST. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The person in whose name any Note (or its Predecessor Note) is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Note upon any transfer or exchange subsequent to the record date and on or prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the Note register; PROVIDED that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company (who shall then furnish written notice to such effect to the Trustee), interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder to the Trustee and paying agent (if different from the Trustee). The term "record date" with respect to any interest payment date shall mean the February 15 or August 15 preceding said March 1 or September 1, respectively.

     Any interest, including any Special Interest and/or any Additional Interest, on any Note which is payable, but is not punctually paid or duly provided for, on any said March 1 or September 1 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at his address as it appears in the Note register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange and automated quotation system on which the Notes may be listed or designated for issuance and upon such notice as may be required by such exchange and automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Section 2.4 EXECUTION OF NOTES. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     Section 2.5    EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES:
RESTRICTIONS ON TRANSFER: DEPOSITARY.

          (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.2 being herein sometimes collectively referred to as the "Note register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Note register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

     The Trustee is hereby appointed "Note registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.2.

          Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

          Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.2. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          All Notes presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

          (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes to be traded
     (i) to a QIB in accordance with Rule 144A shall be represented by a Note in global form (the "144A Global Note") or (ii) to a Person who is not a U.S. Person (as defined in Regulation S) who is acquiring the Note in an offshore transaction (a "Foreign Person") in accordance with Regulation S shall be represented by a Note in global form (the "Regulation S Global Note") (the Rule 144A Global Note and the Regulation S Global Note collectively referred to in this Indenture as the "Global Note"), the Rule 144A Global Note and the Regulation S Global Note being registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of a Note in certificated form, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

          At any time at the request of the beneficial holder of an interest in the Global Note to obtain a Note in certificated form, such beneficial holder shall be entitled to obtain a Note in certificated form upon written request to the Trustee and the Custodian in accordance with the standing instructions and procedures existing between the Custodian and Depositary for the issuance thereof. Upon receipt of any such request, the Trustee, or the Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of the Rule 144A Global Note or Regulation S Global Note, as appropriate, to be reduced by the principal amount of the Note in certificated form issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Note or Notes in certificated form in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

          Any transfer of a beneficial interest in the Global Note which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a Note or Notes in certificated form registered in the name of the transferee (or its nominee) on the books maintained by the Note registrar in accordance with the transfer restrictions set forth herein. With respect to any such transfer, the Trustee, or the Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of the Rule 144A Global Note or Regulation S Global Note to be reduced by the principal amount of the respective beneficial interest in the Rule 144A Global Note or Regulation S Global Note being transferred and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee (or such transferee's nominee, as the case may be), a Note or Notes in certificated form in the appropriate aggregate principal amount in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

          (c) So long as the Notes are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a Note in certificated form to a QIB in accordance with Rule 144A or a Foreign Person in accordance with Regulation S, and upon receipt of the Note or Notes in certificated form being so transferred, together with a certification from the transferor that the transferee is a QIB or a Foreign Person (or other evidence satisfactory to the Trustee), the Trustee shall make, or direct the

     Custodian to make, an endorsement on the Rule 144A Global Note or Regulation S Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, and the Trustee shall cancel such Note or Notes in certificated form and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note to be increased accordingly; PROVIDED that no Note in certificated form, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in the Global Note until such Note in certificated form is freely tradable in accordance with Rule 144(k); PROVIDED FURTHER that the Trustee shall issue Notes in certificated form upon any transfer of a beneficial interest in the Global Note to the Company or an Affiliate of the Company.

          Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the PORTAL Market or tradeable on Euroclear or Cedel or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

          (d) Except if the restrictions on transfer set forth in this Section 2.5(d) shall be waived by written consent of the Company and except as permitted by Section 2.5(g), every Note that bears or is required under this Section 2.5(d) to bear the legend set forth in this Section 2.5(d) (the "Restricted Notes") shall be subject to the restrictions on transfer set forth in this Section 2.5(d) (including those set forth in the legend set forth below) and the holder of each such Restricted Note, by such Noteholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.5(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Note.

          Prior to the Resale Restriction Termination Date applicable to any Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form, unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY

          INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2),
          (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D),
          (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

          Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied or transferred pursuant to an effective registration statement under the Securities Act may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.5, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.5(d).

          Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.5(b) and in this
     Section 2.5 (d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

          If at any time the Depositary for the Global Note notifies the Company that it is unwilling or unable to continue as Depositary for the Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Notes in certificated form, in an aggregate principal amount equal to the principal amount of the Global Note, in exchange for the Global Note.

          If a Note in certificated form is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such Note, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

          Notes in certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the persons in whose names such Notes in certificated form are so registered.

          At such time as all interests in a Global Note have been canceled or exchanged for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Notes in certificated form or canceled or transferred to a transferee who receives Notes in certificated form therefor or any Note in certificated form is exchanged or transferred for part of a Global Note, the principal amount, of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depository and the Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each Rule 144A Global Note and Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each Rule 144A Global Note and Regulation S Global Note by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

          (e) Any certificate evidencing a Note that has been transferred to an Affiliate of the Company within three years after the original issuance date of the Note, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof (substantially in the form attached as an exhibit to the Offering Memorandum), shall, until three years after the last date on which the Company or any Affiliate of the Company was an owner of such Note, bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

          THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO SOLECTRON CORPORATION OR ANY SUBSIDIARY THEREOF, (B) IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OR (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY

          RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND SHALL BE REMOVED UPON THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE. IF THE PROPOSED TRANSFER IS PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (f) Notwithstanding any provision of Section 2.5 to the contrary, in the event Rule 144(k) (or any successor rule) is amended to shorten the three-year period under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers' Certificate and Opinion of Counsel provided for in this Section 2.5(f), (i) the references in the definition of Resale Restriction Termination Date to "three years" and in the restrictive legend set forth in such paragraph to "THREE YEARS" shall be deemed for all purposes hereof to be references to such shorter period and (ii) all corresponding references in the Notes and the restrictive legends on the Restricted Notes shall be deemed for all purposes hereof to be references to such shorter period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. As soon as practicable after the Company has knowledge of the effectiveness of any such amendment to shorten the three-year period under Rule 144(k) (or the corresponding period under any successor rule), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the then-applicable securities laws, the Company shall provide to the Trustee an Officers' Certificate and Opinion of Counsel informing the Trustee of the effectiveness of such amendment and the effectiveness of the foregoing changes to Section 2.5(d) and the restrictive legends on the Restricted Notes. This Section 2.5(f) shall apply to successive amendments to Rule 144(k) (or any successor rule) shortening the holding period thereunder.

          (g) Notwithstanding the foregoing, upon consummation of the Exchange Offer the Company shall issue and the Trustee shall authenticate, in accordance with Section 2.4, Series B Notes in exchange for Series A Notes accepted for exchange in the

     Exchange Offer, which Series B Notes shall be in either certificated or global form and shall bear a CUSIP number different from the CUSIP number or numbers for the Series A Notes and shall (a) not bear the legend set forth in Section 2.5(d) and the Note registrar shall rescind any restriction on the transfer of such Notes, in each case unless the holder of such Series A Notes is either (1) a broker-dealer, (2) a Person participating in the distribution of the Series A Notes or (3) a Person who is an affiliate (as defined in Rule 144A) of the Company, (b) accrue interest from the last date on which interest was paid or duly provided for on the Series A Notes or, if no such interest has been paid, from the Issue Date, (c) not contain certain provisions relating to Special Interest and
     (d) not bear the legend relating to the Registration Rights Agreement.

     Section 2.6 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent of the destruction, loss or theft of such Note and of the ownership thereof.

     Every substitute Note issued pursuant to the provisions of this Section 2.6 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.7 TEMPORARY NOTES. Pending the preparation of Note in certificated forms, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed, typewritten or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Note in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor.
Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

     Section 2.8 CANCELLATION OF NOTES PAID, ETC. All Notes surrendered for the purpose of payment, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Note registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Notes (unless the Company directs it to do otherwise) and, after such destruction, shall, if requested by the Company, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

                                  ARTICLE III

                               REDEMPTION OF NOTES

     Section 3.1 REDEMPTION. The Notes are not subject to redemption prior to maturity.

                                   ARTICLE IV

                       PARTICULAR COVENANTS OF THE COMPANY

     Section 4.1 PAYMENT OF PRINCIPAL AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest, including Special Interest and/or Additional Interest, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes due on any semi-annual interest payment date may be paid by mailing checks for the interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the Note register; PROVIDED, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company (who shall then furnish notice to such effect to the Trustee), interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder to the Trustee and paying agent (if different from the Trustee).

     Section 4.2 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the holders of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Trustee as paying agent, Note registrar and Custodian, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be State Street Bank and Trust Company, N.A., an Affiliate of the Trustee located at 61 Broadway, Concourse Level, Corporate Trust Window, New York, New York 10006), one such office or agency of the Company for each of the aforesaid purposes.

     The Trustee agrees to mail, or cause to be mailed, the notices set forth in
Section 7.10(a) and the third paragraph of Section 7.11.

     Section 4.3 APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 4.4    PROVISIONS AS TO PAYING AGENT.

          (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.4:

               (1) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

               (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

               (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Company shall, on or before each due date of the principal of or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; PROVIDED that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

          (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

          (c) Anything in this Section 4.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

          (d) Anything in this Section 4.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.4 is subject to Sections 12.3 and 12.4.

     Section 4.5 CORPORATE EXISTENCE. Subject to Article XI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     Section 4.6 RULE 144A INFORMATION REQUIREMENT. During the period beginning on the latest date of the original issuance of the Notes and ending on the date that is three years from such date, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes which continue to be Restricted Notes in connection with any sale thereof and any prospective purchaser of Notes from such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes and it will take such further action as any holder or beneficial holder of such Notes may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes without registration under the Securities Act with the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Notes, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Section 4.7 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.8 LIMITATION ON LIENS. The Company covenants that, so long as any of the Notes remain outstanding, it shall not, and shall not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance ("mortgage") upon any Principal Property or upon any shares of stock or indebtedness for borrowed money or evidenced by a bond, note, debenture or similar instrument of any Restricted Subsidiary owned by the Company or a Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the Notes (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Notes) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured debt. The foregoing restriction, however, shall not apply to: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation becoming a Restricted Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (which may include property previously leased by the Company or a Restricted Subsidiary and leasehold interests thereon, provided that the lease terminates prior to the acquisition) or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to the Company or to a Restricted Subsidiary; (d) mortgages existing at the date of the original issuance of the Notes; (e) mortgages on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a) through
(f) (including successive extensions, renewals and replacements); provided, however, that mortgages permitted by any of the foregoing clauses (a) through
(f) shall not extend to or cover any other Principal Property of the Company or any Restricted

Subsidiary or any shares of stock or indebtedness of any such Restricted Subsidiary, other than the property, including improvements thereto, stock or indebtedness specified in such clauses.

     Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the Notes, provided that after giving effect thereto, the aggregate amount of all debt then outstanding so secured by mortgages (not including mortgages permitted under any of clauses
(a) through (g) above) plus Attributable Debt of the Company and Restricted Subsidiaries in respect of Sale and Lease-Back Transactions entered into after the date of original issuance of the Notes (other than any Sale and Lease-Back Transaction permitted under clause (b) of Section 4.9 and other than any Sale and Lease-Back Transaction with respect to any Principal Property as to which the Company or a Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction under any of clauses (a) through (g) above) does not at the time such debt is issued, incurred, created, assumed or guaranteed exceed an amount equal to 10% of the Consolidated Net Tangible Assets of the Company.

     Section 4.9 LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS. The Company covenants that, so long as any of the Notes remain outstanding, it shall not, nor shall it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless: (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Notes, pursuant to the limitation on liens described in Section 4.8; or (b) the Company shall apply an amount equal to the greater of the net proceeds of such sale, the fair market value of such property at the time of such sale (as determined in good faith by the Company) or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary that has a scheduled maturity more than 12 months after its creation or (ii) the purchase, construction, improvement or development of other comparable property.

     Section 4.10 INITIAL RATING FROM NAIC. The Company shall use its reasonable efforts to assist in the process of obtaining the Initial Rating from the NAIC as promptly as practicable.

     Section 4.11 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a brief certificate from the principal executive, financial or accounting officer of the Company, as to his or her knowledge, after due inquiry, of the Company's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).


                                    ARTICLE V

                        NOTEHOLDERS' LISTS AND REPORTS BY
                           THE COMPANY AND THE TRUSTEE

     Section 5.1 NOTEHOLDERS' LISTS. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each February 15 and August 15 in each year beginning with August 15, 1996, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note registrar.

     Section 5.2    PRESERVATION AND DISCLOSURE OF LISTS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in
     Section 5.1 or maintained by the Trustee in its capacity as Note registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

          (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

     Section 5.3    REPORTS BY TRUSTEE.

          (a) Within 60 days after May 15 of each year commencing with the year 1996, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee within a reasonable time when the Notes are listed on any stock exchange and automated quotation system.

     Section 5.4 REPORTS BY COMPANY. The Company shall file with the Trustee (and the Commission if at any time the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                   ARTICLE VI

                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                             ON AN EVENT OF DEFAULT

     Section 6.1 EVENTS OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of any installment of interest, including Special Interest and/or Additional Interest, upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

          (b) default in the payment of the principal of any of the Notes as and when the same shall become due and payable at maturity, by acceleration or otherwise; or

          (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this

     Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.1 specifically dealt with) continued for a period of ninety (90) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25 percent in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.4; or

          (d) failure on the part of the Company to make any payment at maturity, including any applicable grace period, in respect of indebtedness for borrowed money of the Company or guarantee of payment by the Company of any obligation of any Person for borrowed money, which payment is in an amount in excess of $25 million, without such indebtedness or guarantee having been discharged or paid or such default having been cured or waived, and continuance of such failure for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25 percent in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.4; or

          (e) default by the Company with respect to any indebtedness for borrowed money of the Company or guarantee of payment by the Company of any obligation of any Person for borrowed money, in each case, in an amount in excess of $25 million, which default results in acceleration of such indebtedness or guarantee without such indebtedness or guarantee having been discharged or paid or such acceleration having been rescinded or annulled for a period of thirty (30) days after the date on which written notice of such acceleration, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25 percent in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.4; or

          (f) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

          (g) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 6.1 (f) or (g)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in
Section 6.1 (f) or (g) occurs, the principal of all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, including Special Interest and/or Additional Interest, upon all Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, including Special Interest and/or Additional Interest (to the extent that payment of such interest is enforceable under applicable law), and on such principal, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.7 -- then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

     Section 6.2 PAYMENTS OF NOTES ON DEFAULT: SUIT THEREFOR. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty
(30) days, or (b) in case default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, at maturity of the Notes, by declaration or otherwise -- then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and interest on the Notes to the registered holders, whether or not the Notes are overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

     In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

     Section 6.3 APPLICATION OF MONIES COLLECTED BY TRUSTEE. Any monies collected by the Trustee pursuant to this Article VI shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

          First:  To the payment of all amounts due the Trustee under Section
          7.6;

          Second: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto;

          Third:    In case the principal of the outstanding Notes shall have
     become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

          Fourth: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

     Section 6.4 PROCEEDINGS BY NOTEHOLDER. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.7; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

     Section 6.5 PROCEEDINGS BY TRUSTEE. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 6.6 REMEDIES CUMULATIVE AND CONTINUING. Except as provided in the last paragraph of Section 2.6, all powers and remedies given by this Article VI to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article VI or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

     Section 6.7 DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF NOTEHOLDERS. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.4 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest on, or the principal of, the Notes or (ii) a default in respect of a covenant or provisions hereof which under Article X cannot be modified or amended without the consent of the holders of all Notes then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 6.8 NOTICE OF DEFAULTS. The Trustee shall, within ninety (90) days after it has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and PROVIDED that, except in the case of default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders; and PROVIDED, FURTHER, that such notice shall not be given until ninety (90) days after the occurrence of a default with respect to outstanding Notes in the performance of a covenant in this Indenture other than for the payment of the principal of or interest on any Note. The term "default" with respect to the Notes for the purpose only of this provision means the happening of any of the Events of Default specified in Section 6.1 excluding any grace periods and irrespective of any notice requirements.

     Section 6.9 UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; PROVIDED that the provisions of this Section 6.9 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note.

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

     Section 7.1 DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

               (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

               (2) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 7.2 RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 7.1:

          (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

     Section 7.3 NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 7.4 TRUSTEE, PAYING AGENTS OR REGISTRAR MAY OWN NOTES. The Trustee, any paying agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Note registrar.

     Section 7.5    MONIES TO BE HELD IN TRUST.  Subject to the provisions of
Section 12.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

     Section 7.6 COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct, recklessness, or bad faith on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.1 (f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

     Section 7.7 OFFICERS' CERTIFICATE AS EVIDENCE. Except as otherwise provided in Section 7.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness, or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

     Section 7.8 CONFLICTING INTERESTS OF TRUSTEE. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 7.9 ELIGIBILITY OF TRUSTEE. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 7.10   RESIGNATION OR REMOVAL OF TRUSTEE.

          (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  In case at any time any of the following shall occur:

               (1) the Trustee shall fail to comply with Section 7.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

               (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

               (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

     then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

     Section 7.11 ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.6.

     No successor trustee shall accept appointment as provided in this Section
7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.8 and be eligible under the provisions of Section 7.9.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 7.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 7.12 SUCCESSION BY MERGER, ETC. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 7.13 LIMITATION ON RIGHTS OF TRUSTEE AS CREDITOR. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                  ARTICLE VIII

                           CONCERNING THE NOTEHOLDERS

     Section 8.1 ACTION BY NOTEHOLDER. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen
(15) days prior to the date of commencement of solicitation of such action.

     Section 8.2 PROOF OF EXECUTION BY NOTEHOLDERS. Subject to the provisions of Sections 7.1, 7.2 and 9.5, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note registrar.

     The record of any Noteholders' meeting shall be proved in the manner provided in Section 9.6.

     Section 8.3 WHO ARE DEEMED ABSOLUTE OWNERS. The Company, the Trustee, any authenticating agent, any paying agent and any Note registrar may deem the person in whose name such Note shall be registered upon the Note register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any authenticating agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

     Section 8.4 COMPANY-OWNED NOTES DISREGARDED. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; PROVIDED that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 7.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

     Section 8.5 REVOCATION OF CONSENTS: FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                   ARTICLE IX

                              NOTEHOLDERS' MEETINGS

     Section 9.1 PURPOSE OF MEETINGS. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

          (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII;

          (3) to consent to the execution of an indenture or indentures, supplemental hereto, pursuant to the provisions of Section 10.2; or

          (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

     Section 9.2 CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.1, to be held at such time and at such place at a location within 10 miles of the Corporate Trust Office or the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.1, shall be mailed to holders of Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

     Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 9.3 CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place at any location within 10 miles of the Corporate Trust Office or the Borough of Manhattan, The City of New York for such meeting and may call such meeting to take any action authorized in Section 9.1, by mailing notice thereof as provided in Section 9.2.

     Section 9.4 QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 9.5 REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

     Subject to the provisions of Section 8.4, at any meeting each Noteholder or proxy-holder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.2 or 9.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 9.6 VOTING. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 9.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 9.7 NO DELAY OF RIGHTS BY MEETING. Nothing in this Article IX contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                    ARTICLE X

                             SUPPLEMENTAL INDENTURES

     Section 10.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

          (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to
     Article XI;

          (c) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; PROVIDED, HOWEVER, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

          (d) add to the Events of Default of the Company such further events of default as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of the Notes;

          (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

          (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Notes hereunder;

          (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section
10.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.2.

     Section 10.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Article VIII) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) change the stated maturity of any Note, or reduce the rate or change the time of payment of interest thereon, or reduce the principal amount thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency or at any place other than that provided in the Notes, or
(ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

     Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or an Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this
Section 10.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 10.3 EFFECT OF SUPPLEMENTAL INDENTURE. Any supplemental indenture executed pursuant to the provisions of this Article X shall comply with the Trust Indenture Act, as then in effect; PROVIDED that this Section 10.3 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 10.4 NOTATION ON NOTES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this
Article X may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

     Section 10.5 EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to the provisions of Sections 7.1 and 7.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article X.

                                   ARTICLE XI

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     Section 11.1 COMPANY MAY CONSOLIDATE ETC. ON CERTAIN TERMS. Subject to the provisions of Section 11.2, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company as an entirety, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which, in each case, shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; PROVIDED, that (a) upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property and (b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. For purposes of clause (b) hereof, if the corporation with or into which the Company is consolidated or merged (in a transaction in which the Company is not the surviving corporation) or to which the Company sells, conveys or leases all or substantially all of the property of the Company as an entirety has, at the time of such transaction, outstanding indebtedness secured by a mortgage, such indebtedness shall be treated as having been incurred by the Company or a Restricted Subsidiary at the time of such consolidation, merger, sale, conveyance or lease, if and only to the extent that, as a result of such transaction, such mortgage extends to or covers any Principal Property of the Company or any Restricted Subsidiary or any shares of stock or indebtedness for borrowed money or evidenced by a bond, note, debenture or similar instrument of any such Restricted Subsidiary which was a Principal Property of the Company or a Restricted Subsidiary or shares of stock or such indebtedness of any Restricted Subsidiary immediately prior to the effective time of such transaction.

     Section 11.2 SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Solectron Corporation any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale or conveyance (but not in the case of any such lease), the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XI may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

     In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     Section 11.3 OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to Sections 7.1 and 7.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article XI.

                                   ARTICLE XII

                     SATISFACTION AND DISCHARGE OF INDENTURE

     Section 12.1 DISCHARGE OF INDENTURE. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest, including Special Interest and/or Additional Interest, due or to become due to such date of maturity, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes,

(ii) rights hereunder of Noteholders to receive payments of principal of and interest, including Special Interest and/or Additional Interest, on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and
(iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 15.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     Section 12.2   DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE.  Subject to
Section 12.4, all monies deposited with the Trustee pursuant to Section 12.1 shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, including Special Interest and/or Additional Interest.

     Section 12.3 PAYING AGENT TO REPAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent for the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to the Company or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

     Section 12.4 RETURN OF UNCLAIMED MONIES. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

     Section 12.5 REINSTATEMENT. If the Trustee or the paying agent is unable to apply any money in accordance with Section 12.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 12.2; PROVIDED, HOWEVER, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

                                  ARTICLE XIII

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

     Section 13.1 INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or interest, including Special Interest and/or Additional Interest, on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE XIV

                       DEFEASANCE AND COVENANT DEFEASANCE

     Section 14.1  COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may at its option by resolution of the Board of Directors, at any time, elect to have either Section 14.2 or Section 14.3 be applied to the outstanding Notes upon compliance with the conditions set forth below in this
Article XIV.

     Section 14.2  DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise of its option to effect a defeasance of the Notes pursuant to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of outstanding Notes to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of and interest, including Special Interest and/or Additional Interest, on such Notes when such payments are due; (B) the Company's obligations with respect to such Notes under Sections 2.5, 2.6, 2.7,
4.2 and 4.4(b), (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder including those in Section 7.6 and (D) this Article XIV. Subject to compliance with this Article XIV, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under
Section 14.3.

     Section 14.3  COVENANT DEFEASANCE.

     Upon the Company's exercise of its option to effect a covenant defeasance of the Notes pursuant to this Section, the Company shall be released from its obligations under Sections 4.8 and 4.9 (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Sections, whether directly or indirectly by reason of any reference elsewhere herein to any such Sections or by reason of any reference in such Sections to any other provision herein or in any other document, but the Company's obligations under this Indenture and such Notes except for such Sections shall be unaffected thereby.

     Section 14.4  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

     The following shall be the conditions to application of either Section 14.2 or Section 14.3 to the outstanding Notes:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.9 who shall agree to comply with the provisions of this
     Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of interest, including Special Interest and/or Additional Interest, on the outstanding Notes upon maturity of such principal or installment of interest;

          (b) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in Section
     7.8 and for purposes of the Trust Indenture Act with respect to any securities of the Company;

          (c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which it or any Restricted Subsidiary is bound;

          (d) Such defeasance or covenant defeasance shall not cause any Notes then listed on any registered national securities exchange under the Exchange Act to be delisted;

          (e) In the case of an election under Section 14.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (f) In the case of an election under Section 14.3, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to the Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 14.2 or the covenant defeasance under Section 14.3 (as the case may be) have been complied with; and

          (h) In the case of an election under Section 14.2, no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

     Section 14.5 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to the provisions of Section 12.4, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 14.5, the "Trustee") pursuant to Section 14.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

     Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written order of the Company, signed by its (a) President, Executive or Senior Vice President or any Vice President and (b) Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, any money or U.S. Government Obligations held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.


                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     Section 15.1 PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

     Section 15.2 OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     Section 15.3 ADDRESSES FOR NOTICES, ETC. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company' with the Trustee) to Solectron Corporation, 847 Gibraltar Drive, Building 5, Milpitas, California 95035, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at 2 International Place, Boston, Massachusetts, Attention: Corporate Trust Division (Solectron Corporation, 7 3/8% Senior Notes due 2006).

     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 15.4 GOVERNING LAW. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

     Section 15.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT; CERTIFICATES TO TRUSTEE. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 15.6 LEGAL HOLIDAYS. In any case where the date of maturity of interest on or principal of the Notes will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity, and no interest shall accrue for the period from and after such date.

     Section 15.7 TRUST INDENTURE ACT. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; PROVIDED, HOWEVER, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1),
(a)(2), and (a) (3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; PROVIDED, FURTHER, that this Section 15.7 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

     Section 15.8   NO SECURITY INTEREST CREATED.  Except as set forth in
Section 7.6, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

     Section 15.9 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note registrar and their successors hereunder and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 15.10 TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 15.11 AUTHENTICATING AGENT. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6 and 2.7, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 7.9.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 15.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture, and upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note register.

     The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 7.6.

     The provisions of Sections 7.2, 7.3, 7.4, 8.3 and this Section 15.11 shall be applicable to any authenticating agent.

     Section 15.12 EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     State Street Bank and Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, all as of the date first written above.

                                        SOLECTRON CORPORATION


                                        By: /s/ Susan Wang
                                           -------------------------------------

                                        Name:  Susan Wang
                                             -----------------------------------

                                        Title: Senior Vice President and Chief
                                               Financial Officer
                                              ----------------------------------


                                        STATE STREET BANK AND TRUST COMPANY
                                        as Trustee


                                        By: /s/ E. Decker Adams
                                           -------------------------------------

                                        Name: E. Decker Adams
                                             -----------------------------------

                                        Title: Vice President
                                              ----------------------------------

                                    EXHIBIT A


[For global Note only:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF THE REGISTRATION RIGHTS AGREEMENT REFERRED TO BELOW AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.


                              SOLECTRON CORPORATION

                           7-3/8% SENIOR NOTE DUE 2006

No.                                                          CUSIP
     ----                                                          -------------

     Solectron Corporation, a corporation duly organized and validly existing under the laws of the State of California (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to [for global Note, insert: CEDE & CO.] or registered assigns, the principal sum of ______________________________ ($_______________) on March 1, 2006, at the
office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 1 and September 1 of each year, commencing September 1, 1996, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7-3/8% (the "Initial Rate") plus Special Interest (as defined herein), if any, plus Additional Interest (as defined herein), if any, from March 1 or September 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from February 29,

1996, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any February 15 or August 15, as the case may be, and before the following March 1 or September 1, this Note shall bear interest from such March 1 or September 1; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such March 1 or September 1, then this Note shall bear interest from the next preceding March 1 or September 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from February 29, 1996. Notwithstanding any provision herein to the contrary, Special Interest, if any, shall be subject to the accrual commencement and accrual termination provisions applicable thereto. The interest payable on the Note pursuant to the Indenture on any March 1 or September 1 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the February 15 or August 15 (whether or not a Business Day) next preceding such March 1 or September 1, as provided in the Indenture; PROVIDED, HOWEVER, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person on the Note register; PROVIDED, HOWEVER, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such holder in writing to the Company (who shall then furnish written notice to such effect to the Trustee), interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder to the Trustee and paying agent (if different from the Trustee).

     Any accrued and unpaid interest (including Special Interest and/or Additional Interest) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the holder hereof but such accrued and unpaid interest (including Special Interest and/or Additional Interest) shall be payable on the next March 1 or September 1 to the holder of such Exchange Note on the related record date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


Dated:                                       SOLECTRON CORPORATION
       -----------------


                                        By:
                                           ----------------------------


                                    Attest:
                                           ----------------------------




TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.


STATE STREET BANK AND TRUST COMPANY, as Trustee

By:
   -----------------------------
    Authorized Signatory


By:
   -----------------------------
    As Authenticating Agent (if different from Trustee)

                            [FORM OF REVERSE OF NOTE]


                              SOLECTRON CORPORATION

                           7-3/8% SENIOR NOTE DUE 2006


     This Note is one of a duly authorized issue of Notes of the Company, designated as its 7-3/8% Senior Notes due 2006 (herein called the "Notes"), limited to the aggregate principal amount of $150,000,000 all issued or to be issued under and pursuant to an indenture dated as of February 15, 1996 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) change the stated maturity of any Note, or reduce the rate or change the time of payment of interest thereon, or reduce the principal amount thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency or at any place other than that provided in the Note, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or the principal of any of the Notes. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of February 26, 1996 among the Company and the Initial Purchasers named therein (the "Registration Rights Agreement") and, by its acceptance hereof, agrees to be bound by and to comply with the provisions of such Registration Rights Agreement. In certain events, in addition to the stated interest at the Initial Rate plus Additional Interest, if any, the Company will pay special interest at the rate of 0.50% per annum on the principal amount of the Notes ("Special Interest"), subject to the terms of and as set forth more fully in the Registration Rights Agreement.

     In the event that (a) the rating initially assigned to the Notes by the NAIC (the "Initial Rating") is below NAIC-2 or (b) no Initial Rating has been assigned to the Notes by September 1, 1996, then, in addition to the stated interest at the Initial Rate plus Special Interest, if any, the Company will permanently pay additional interest at the rate of 0.25% per annum on the principal amount of the Notes (the "Additional Interest"), beginning on (i) in the case of clause (a) above, either (x) the date the Initial Rating is publicly announced or notice thereof is received by the Company or (y) if such public announcement or notice occurs between a record date and an interest payment date, such interest payment date or (ii) in the case of clause (b) above, September 1, 1996 (each of the dates described in clause (i) and (ii) an "Interest Adjustment Date"); PROVIDED, HOWEVER, that the Company will not pay Additional Interest if the Initial Rating is NAIC-2 or better, notwithstanding a change in the NAIC rating assigned to the Notes subsequent to the determination of the Initial Rating or any other event; and PROVIDED, FURTHER, that there will not be more than one adjustment for Additional Interest. If the Interest Adjustment Date occurs during an interest payment period, the Notes will bear interest for such interest payment period at a rate per annum equal to the weighted average of (a) the Initial Rate and (b) the Initial Rate plus 0.25%, which weighted average shall be calculated by multiplying the Initial Rate, or the Initial Rate plus 0.25%, as applicable, by the number of days such interest rate is in effect during each month of such interest payment period, determining the sum of such products, and dividing such sum by the number of days in such interest payment period.

     All calculations pursuant to the preceding paragraph (and all other calculations of interest on the Notes) shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes are not subject to redemption prior to maturity.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of or interest, including any Special Interest and/or Additional Interest, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT --          Custodian
                                                        ---------         ------
TEN ENT - as tenants by the                               (Cust)         (Minor)
          entireties               under Uniform Gifts to Minors Act

JT TEN  - as joint tenants with    ---------------------------------------------
          right of survivorship                        (State)
          and not as tenants in
          common


                    Additional abbreviations may also be used
                          though not in the above list.

                                   ASSIGNMENT

     For value received__________________hereby sell(s), assign(s) and transfers(s) unto_________________(Please insert name, social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints___________________attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.



Dated:
      -----------                  ---------------------------------------------


                                   ---------------------------------------------
                                                  Signature(s)

                                   Signature(s) must be guaranteed by an
                                   eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15 if Notes are to be delivered other than to and in the name of the registered holder.


                                   ---------------------------------------------
                                               Signature Guarantee

                             CERTIFICATE OF TRANSFER

     In connection with any transfer of the within Note within three years of the date of original issuance of such Note, the undersigned confirms that such
Note is being transferred:

     / /  To Solectron Corporation or a subsidiary thereof; or

     / / Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     / / To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended (which Institutional Accredited Investor shall have furnished to the Trustee a signed letter containing certain representations and agreements (the form of which can be obtained from the Trustee)); or

     / / Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

     / / Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

     / /  The transferee is an Affiliate of the Company.


Dated:
      --------------                      -------------------------------------
                                                         Signature